Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Kindred Healthcare, Inc.:

We consent to the use of our report dated February 28, 2011, except for note 24, as to which the date is October 4, 2011, with respect to the consolidated balance sheets of RehabCare Group, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of earnings, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2010, which appears in Kindred Healthcare, Inc.’s Current Report on Form 8-K dated October 4, 2011, incorporated herein by reference and to the reference to our firm under the heading “Experts” in Kindred Healthcare, Inc.’s Registration Statement on Form S-4 (No. 333-200454).

Our report covering the December 31, 2010 consolidated financial statements of RehabCare Group, Inc. contains an explanatory paragraph that states that RehabCare Group, Inc. adopted FASB Financial Accounting Standard No. 141(R), Business Combinations (included in FASB ASC Topic 805, Business Combinations), as of January 1, 2009.

/s/ KPMG LLP

St. Louis, Missouri

December 15, 2014